APM – QIM FUTURES FUND, L.P.
ADVISORY CONTRACT

This advisory contract ("Agreement") made as of this 6th day of October, 2009 between APM - QIM Futures Fund, L.P. (the "Partnership"), Altegris Portfolio Management, Inc., doing business as APM Funds (the "General Partner") and Quantitative Investment Management, LLC (the "Advisor") is made on the following premises, terms and conditions:

RECITALS

A. The Partnership has been organized to trade speculatively in commodities, spot foreign exchange, futures and exchange of physical for futures transactions ("EFPs") and other derivative instruments traded on markets and exchanges worldwide, both regulated and over-the-counter ("Commodity Interests"); and

B. The General Partner is, pursuant to the Partnership's Agreement of Limited Partnership, authorized to utilize the services of an advisor in connection with the Commodity Interest trading activities of the Partnership; and

C. The Advisor's current business is advising and making trading decisions with respect to the purchase and sale of certain Commodity Interests; and

D. The Partnership, the General Partner and the Advisor wish to enter into this Agreement in order to set forth the terms and conditions upon which the Advisor will render and implement advisory and management services in connection with the conduct by the Partnership of its Commodity Interest trading activities during the term of this Agreement;

The parties agree as follows:

AGREEMENTS

1. **Preparation of Offering Memorandum.** The Advisor will cooperate with the Partnership in the Partnership's endeavors (a) to prepare or cause to be prepared an Offering Memorandum relating to the offer and sale by the Partnership of Limited Partnership Interests (the "Interests") and to prepare or cause to be prepared such amendments or supplements to the Offering Memorandum as are deemed necessary by the Partnership and the General Partner, each such amended disclosure document being deemed an Offering Memorandum as that term is used in this Agreement; and (b) to furnish any supplemental information as may be reasonably requested by the Securities & Exchange Commission ("SEC"), the Commodity Futures Trading Commission ("CFTC"), any self regulatory body or by any securities division or examiner thereof in any state where sales of the Interests are contemplated.

The Advisor agrees to make all necessary disclosures regarding itself, its Principals, its trading performance, customer accounts and otherwise as are required to be made for registration or exemption of the Interests under federal and state securities laws.

2. **Termination.** Notwithstanding the foregoing, the Partnership or the General Partner on its behalf may withdraw the Offering Memorandum or terminate the offering of the Interests at any time. Upon any such withdrawal or termination, this Agreement shall terminate and except for the obligations set forth in Sections 10 and 11, neither the Partnership nor the General Partner shall have any obligation to the Advisor under this Agreement.

3. **Certain Representations and Warranties.**

(a) The Advisor represents and warrants to the Partnership and the General Partner and agrees that:

(i) The Advisor will use its QIM Global Trading Program (the "Program") to trade the Partnership's account until it is otherwise instructed by the General Partner. The Advisor has supplied, and has made available for review by the General Partner or its agents substantially all documents, statements, agreements, confirmations and work papers, redacted or conformed as deemed necessary by the Advisor, relating to all accounts managed by the Advisor and any other persons or entities controlled by the Advisor which have heretofore been requested by the General Partner including data necessary for the General Partner to create a pro forma table for the Program reflecting the fees and expenses the Partnership will pay. The Advisor agrees to make available to the Partnership's certified public accountants such information as is necessary to update its past performance tables, subject to receipt of adequate written assurances of confidentiality.

(ii) The Advisor is duly organized and validly existing under the laws of the jurisdiction of its incorporation, in good standing with full power and authority to enter into this Agreement and to conduct its business as described in the Offering Memorandum. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Advisor and is a binding agreement of the Advisor, enforceable in accordance with its terms.

(iii) To the best of the Advisor's knowledge and belief, all of the information about the Advisor delivered by the Advisor to the General Partner in writing about the Advisor is true, accurate, and complete in all material respects and does not contain any untrue statement of a material fact or any omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Except as otherwise disclosed by the Advisor in writing to the General Partner, the actual performance of all accounts Directed by the Advisor and its Principals during the period of time covered by the Advisor's performance capsules contained in the Offering Memorandum and the explanations and footnotes thereto are fairly presented and are true, correct, and complete in all material respects.

(iv) The representations and warranties made in this Agreement by the Advisor shall continue during the term of this Agreement, and if at any time any event occurs which would make or tend to make any of the representations and warranties in this Agreement not true, of which the Advisor has knowledge or should reasonably have knowledge, the Advisor will promptly notify the General Partner.

(b) The General Partner represents and warrants to the Advisor that:

(i) The Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in any Offering Memorandum, made in reliance upon, and in conformity with information furnished to the Partnership by or on behalf of the Advisor expressly for use in such Offering Memorandum.

(ii) It is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation is in good standing with full power and authority to enter into this Agreement and to conduct its business as described in the Memorandum.

(iii) It has the capacity and authority to enter into this Agreement.

(iv) This Agreement has been duly and validly authorized, executed and delivered on its behalf and is a valid and binding agreement of itself, enforceable in accordance with its terms.

(v) It will not, by entering into this Agreement, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation by which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

(vi) The offer, sale and distribution of Interests in the Partnership shall be made in full compliance with all applicable laws, statutes, rules, regulations, the requests or orders of any government, court or governmental, regulatory or self-regulatory authority (each, a "Law" and together, the "Laws") having jurisdiction there over.

(vii) It has received, read and it understands the Advisor's most recent commodity trading advisor disclosure document dated September 28, 2009 ("Disclosure Document").

(viii) With respect to the Partnership, the General Partner is registered as a commodity pool operator under the U.S. Commodity Exchange Act, as amended ("CE Act"), and is a member of the National Futures Association ("NFA") in such capacity.

(ix) It shall not prepare, utilize or distribute any promotional materials (including the Offering Memorandum, any prospectus or other type of offering document) which identify the Advisor without obtaining the Advisor's prior written approval of such promotional materials.

(x) It shall not allow any assets of the Partnership to constitute "plan assets" for purposes of the U.S. Employee Retirement Income Act of 1974, as amended ("ERISA"), or Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the "Code").

(xi) The representations and warranties made in this Agreement by the General Partner shall continue during the term of this Agreement, and if at any time any event occurs

which would make or tend to make any of the representations and warranties in this Agreement not true, of which the General Partner has knowledge or should reasonably have knowledge, the General Partner will promptly notify the Advisor.

(c) The Partnership represents and warrants to the Advisor that:

(i) The Offering Memorandum does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representation does not apply to any statement or omission concerning the Advisor in any Offering Memorandum, made in reliance upon, and in conformity with information furnished to the Partnership by or on behalf of the Advisor expressly for use in such Offering Memorandum.

(ii) The Partnership is a limited partnership duly organized under the laws of the State of Delaware and is in good standing with full power and authority to enter into this Agreement and to conduct its business as described in the Memorandum.

(iii) The Partnership has the capacity and authority to enter into this Agreement.

(iv) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Partnership and is a valid and binding agreement of the Partnership, enforceable in accordance with its terms.

(v) The Partnership will not, by entering into this Agreement, breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would materially limit or affect the performance of its duties under this Agreement.

(vi) The offer, sale and distribution of Interests in the Partnership shall be made in full compliance with all applicable Laws having jurisdiction there over.

(vii) It shall not prepare, utilize or distribute any promotional materials (including the Offering Memorandum, any prospectus or other type of offering document) which identify the Advisor without obtaining the Advisor's prior written approval of such promotional materials.

(viii) It shall not allow any assets of the Partnership to constitute "plan assets" for purposes of ERISA or the Code.

(ix) The Partnership will make all disclosures required by law pertaining to the selection of the Advisor as a trading advisor for the Partnership.

(x) The representations and warranties made in this Agreement by the Partnership shall continue during the term of this Agreement and if at any time any event occurs

which would make or tend to make any of the representations and warranties in this Agreement not true, of which the Partnership has knowledge or should reasonably have knowledge, the Partnership will promptly notify the Advisor.

As used in this Agreement, the terms "Principal" and "Direct" shall have the same meaning given to such terms in Section 4.10(e) and (f) of the Regulations under the CE Act and the term "Affiliate" shall mean an individual or entity (including a stockholder, director, officer, employee, agent or principal) that directly or indirectly controls, is controlled by or is under common control with any other individual entity.

4. **Duties of the Advisor.** Upon allocation of assets to the Advisor, the Advisor shall have sole authority and responsibility for Directing the Partnership's commodity trading activities for the period set forth in this Agreement and in accordance with the objectives set forth in the Offering Memorandum. If the General Partner, in its sole discretion, determines that any trading instructions issued by the Advisor violate those objectives, then upon prior notice to the Advisor, the General Partner may cause any position placed in violation to be reversed. The Advisor will exercise its reasonable efforts in determining the trades in Commodity Interests with respect to the Partnership's assets allocated to it. The Advisor has advised the Partnership that the past performance of the Advisor and its Principals as set forth in the Offering Memorandum (including the SAI) is the result of the Advisor's trading methods as modified and refined from time to time. Material changes in those trading methods will not be made without prior written notice to the General Partner. Changes in Commodity Interests traded shall not be deemed material changes in the Advisor's trading methods. The Advisor shall use the Program as described in the Offering Memorandum in trading the Partnership's account. Until further notice, all trades for the account of the Partnership shall be cleared through Newedge USA, LLC. The Advisor may also place Commodity Interests orders for the Partnership through exchange floor brokers, give-up brokers, prime brokers, dealers, automated order routing systems or other executing entities or facilities selected by the Advisor in its sole and absolute discretion. The Advisor shall have full authority to enter in its own name but for the account, benefit and risk of the Partnership into any give-up agreements, EFP agreements, and any automated order routing agreement for executing orders through an automated order routing system, to make the necessary representations and warranties set forth in such agreements and to negotiate the applicable give-up fees and applicable automated order routing commissions, if any. The parties agree that all orders, entered into pursuant to this Agreement and pursuant to any automated order routing agreement, are being entered into by the Advisor as the Partnership's agent for the account, benefit and risk of the Partnership. All brokerage commissions, prime brokerage fees, automated order routing or similar fees, dealer spreads, mark-ups, exchange fees, give up fees, execution fees, NFA fees and other related transactional fees and expenses of such Commodity Interests trading will be paid by the Partnership.

5. **Independence of the Advisor.** The Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership or the General Partner. Nothing contained herein shall create or constitute any of the Partnership and the General Partner on the one hand and the Advisor on the other hand as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate

entity. The Advisor shall not offer or sell or solicit any offers to purchase Partnership Interests. The parties acknowledge that the Advisor has not, either alone or in conjunction with the General Partner, been an organizer or promoter of the Partnership. Nothing herein contained shall be deemed to require the Partnership to take any action contrary to its Agreement of Limited Partnership, its Certificate of Limited Partnership or any applicable statute, regulation or exchange rule.

6. **Compensation.** In consideration of and in compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership agrees that it will pay to the Advisor a quarterly incentive fee of 30% of Trading Profits (as defined below) attributable to each outstanding Interest as of the end of each calendar quarter.

"Trading Profits" (for purposes of calculating the Advisor's incentive fees only) during a calendar quarter means each Interest's pro-rata share of the Partnership's cumulative realized and change in unrealized profits and losses during the quarter which result from the Advisor's trading (over and above the aggregate of previous period profits as of the end of any prior quarter) without regard to interest income and after reduction for brokerage charges and the administrative and management fees paid to the General Partner.

Incentive fees are calculated separately for each Partner's Interest. If trading profits for a calendar quarter as to an Interest are negative, such losses shall constitute a "Carryforward Loss" for the beginning of the next quarter. No incentive fees are payable as to any Interest until future trading profits, as to that Interest, for the following quarters exceed any Carryforward Loss. Therefore, the Advisor will not receive an incentive fee unless it generates new profits for an Interest. If a Partner redeems all or a portion of its Interest when such Interest has a Carryforward Loss in effect, the Carryforward Loss shall be reduced on a pro-rata basis to reflect such redemption.. Any Carryforward Loss reductions shall not be subject to re-instatement in the event that a Partner subscribes for an additional Interest following a Carryforward Loss reduction. If a Partner subscribes for its Interest as of different dates, it will have a separate capital account with respect to each Interest and will pay incentive fees to the Advisor on an Interest by Interest basis and not on a net basis.

The Partnership shall pay the Advisor all incentive fees within forty five (45) calendar days from the date they become due.

The Advisor shall not receive any commissions, compensation, remunerations or payments whatsoever from any broker with whom the Partnership carries an account for any transactions executed in the Partnership's account.

7. **Right to Advise Others.** The Advisor's present business is advising with respect to the purchase and sale of Commodity Interests as described in its Disclosure Document. The services provided by the Advisor under this Agreement are not to be deemed exclusive. The General Partner acknowledges that, subject to the terms of this Agreement, the Advisor will continue to render advisory, consulting and management services to other clients and to trade for proprietary accounts. The Advisor advises and will continue to advise others and manage other accounts,

including accounts owned by the Advisor, its Affiliates, and other publicly offered and private pools during the term of this Agreement and to use the same information. computer programs and trading strategy which it obtains, produces or utilizes in the performance of services for the Partnership. The Advisor represents and warrants that (i) in rendering consulting, advisory and management services to other accounts and entities, the Advisor will use its reasonable efforts to achieve an equitable treatment of all accounts on an overall basis and will use a fair and reasonable system of order entry for all accounts on an overall basis and (ii) it will not deliberately use any trading strategies for the Partnership which it or its Principals know are inferior to those employed by other accounts; it being acknowledged that the Advisor offers other trading programs than the Program selected by the General Partner and the Partnership and that the performance of such different trading programs may produce different results than the Program.

8. **Records of the Partnership.** The General Partner will instruct the Partnership's broker to furnish copies of all trade confirmations and monthly trading reports to the Advisor. The Advisor will maintain a record of all trading orders and will monitor the Partnership's open positions. Upon the reasonable request of the General Partner, the Advisor shall permit the General Partner to inspect the trading records of the Advisor, at the offices of the Advisor. If the General Partner believes it is necessary to confirm that the Partnership is being equitably treated on an overall basis by the Advisor, including with respect to any modifications of trading strategies resulting from speculative position limits and with respect to the assignment of priorities of order entry to the Advisor's accounts, the General Partner may select an independent firm under a written confidentiality agreement acceptable to the Advisor at the Partnership's expense to determine the accuracy of the Advisor's performance record. Such review of the records of the Advisor shall occur with no more than commercially-reasonable frequency, as determined by the Advisor, and shall take place at the offices of the Advisor during the Advisor's normal business hours.

Prior to the commencement of trading by the Advisor for the Partnership, the General Partner shall deliver to the Advisor, and renew when necessary, a Trading Authorization appointing the Advisor the Partnership's sole agent and attorney-in-fact to trade Commodity Interests as described herein.

9. **Term.** Any party may terminate this Agreement upon written notice to the other parties. Upon termination, the Advisor agrees to liquidate the Partnership's Commodity Interest positions in an orderly fashion. If this Agreement is terminated, the Advisor shall be entitled to, and the Partnership shall pay, the incentive fee computed as if the effective date of termination were the last day of then current calendar month and quarter.

10. **Standard of Liability; Indemnity.**

(a) The Advisor shall not be liable to the Partnership or the General Partner for any service provided by the Advisor to the Partnership under the terms of this Agreement, except for acts or omissions of the Advisor or its Affiliates ("the Advisor Parties") which constitute negligence or a breach of fiduciary duty.

(b) In any threatened, pending or completed action, suit, or proceeding to which

any of the Advisor Parties are parties or are threatened to be made parties by reason of (i) this Agreement, (ii) the transactions contemplated hereby or (iii) the fact that the Advisor is an advisor of the Partnership, the Partnership shall indemnify and hold harmless, subject to subsection (c) of this Section 10, the Advisor Parties against any loss, liability, damage, cost, expense (including attorneys' fees and accountants' fees), judgments and amounts paid in settlement ("Losses") actually and reasonably incurred by them in connection with any action, suit or proceeding if the Advisor Parties acted in good faith and in a manner it reasonably believed to be in, or not opposed to, the best interests of the Partnership, and provided that the conduct of the Advisor Parties did not constitute negligence or a breach of fiduciary duty on the part of any of the Advisor Parties.

(c) Any indemnification under subsection (b) above shall be made by the Partnership unless it has been determined by mutually acceptable independent legal counsel in a written opinion that indemnification is not proper in the circumstances because the Advisor's acts or omissions constitute negligence or breach of fiduciary duty, or if such opinion cannot be reasonably obtained, it has been Judicially Determined (defined below) that such Advisor Parties are not entitled to be exculpated or indemnified in respect of such act or omission as described above. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Advisor Parties did not act in good faith and in a manner which they reasonably believed to be in or not opposed to the best interests of the Partnership.

"Judicially Determined" means determined in a judgment or order, not subject to further appeal or discretionary review, by a court, governmental body or agency or self-regulatory organization having jurisdiction to render or issue such judgment or order.

(d) Notwithstanding the foregoing, no exculpation or indemnification of the Advisor Parties shall be permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of United States federal or state securities laws or other applicable law.

(e) In any threatened, pending or completed action, suit, or proceeding to which the General Partner or its Affiliates ("the General Partner Parties") or the Partnership are parties or are threatened to be made parties, the Advisor agrees to indemnify and hold them harmless against all Losses actually and reasonably incurred by them in connection with any action, suit or proceeding or in defense of any claim, issue or matter therein, including attorneys' and accountants' fees, actually and reasonably incurred by them in connection therewith, which are the direct result of the negligence or breach of fiduciary duty on the part of any of the Advisor Parties.

(f) Any indemnification under subsection (e) above, unless ordered by a court or administrative forum, shall be made by the Advisor only as authorized in the specific case. Any indemnification under subsection (e) above, unless ordered by a court or administrative forum, shall be made by the Advisor only as authorized in the specific case and only upon a determination by mutually acceptable independent legal counsel in a written opinion that indemnification is proper in the circumstances because the Losses of the General Partner Parties are the direct result of the Advisor Parties' negligence or breach of fiduciary duty as set forth in subsection (e) above, or if such opinion cannot be reasonably obtained, it has been Judicially Determined that the Losses of the

General Partner Parties are the direct result of the Advisor Parties' negligence or breach of fiduciary duty.

(g) Notwithstanding any other provision of this subsection, if, in any claim as to which indemnity is or may be available, any indemnified party reasonably determines that its interests are or may be, in whole or in part, adverse to the interests of the indemnifying party, the indemnified party may retain its own counsel in connection with such claim and shall be indemnified by the indemnifying party for any legal or any other expenses reasonably incurred in connection with investigating or defending such claim.

(h) None of the foregoing provisions for indemnification shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the party claiming indemnification (Indemnitee) without the prior consent of the party obligated to indemnify the other party (Indemnitor); provided, however, that should the Indemnitor refuse to consent to a settlement approved by the Indemnitee, the Indemnitee may effect such settlement, pay the amount in settlement as it shall deem reasonable and seek a judicial or regulatory determination with respect to reimbursement by the Indemnitor of any loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) incurred by the Indemnitee in connection with the settlement to the extent the loss, liability, damage, cost or expense (including reasonable attorneys' and accountants' fees) was caused by or based upon violation of this Agreement by the Indemnitor or violation of the standard of conduct set forth herein. Notwithstanding the foregoing, the Indemnitor shall, at all times, have the right to offer to settle any matters and if the Indemnitor successfully negotiates a settlement with the third party claimant and tenders payment therefore to the Indemnitee, the Indemnitee must either use its best efforts to dispose of the matter in accordance with the terms and conditions of the proposed settlement or the Indemnitee may refuse to settle the matter and continue its defense in which latter event the maximum liability of the Indemnitor to the Indemnitee shall be the amount of said proposed settlement.

(i) The foregoing provisions for indemnification shall survive the termination of this Agreement.

11. **Confidentiality.**

(a) Each party shall, and shall insure that its Affiliates shall, keep secret and confidential the existence and terms of this Agreement, negotiations relating to this Agreement, and all information of a confidential nature relating to the business or financial or other affairs of the other parties or their respective Affiliates which becomes known to them in the course of dealings between the parties arising out of this Agreement and shall not disclose the same to any person other than such of its designees and applicable advisers (Permitted Confidants) who have a need to know such information and who undertake to hold such information strictly confidential to the same extent set forth herein.

(b) Each of the Partnership and the General Partner agrees to maintain in strict confidence any and all trading instructions, position information and information, materials or other documents of the Advisor, which it obtains pursuant to or in connection with this

Agreement. Each of the Partnership and the General Partner further agrees that it shall not disclose to any person, including without limitation any person which trades for itself, or for any other customer or proprietary account of the Partnership, the General Partner or its Affiliates, or for any other purpose, or in any manner make use of, (i) the trading instructions and trading advice provided by the Advisor, (ii) any information, materials and other documents of the Advisor, and (iii) the terms of this Agreement, unless, in each case, required to do so by any applicable Law or valid legal process. The Partnership and the General Partner shall promptly provide the Advisor upon its request with proof of the applicability of such requirement pursuant to any Law. The Partnership and the General Partner acknowledge that the advisory services constitute proprietary information of the Advisor. Each of the Partnership and the General Partner further agrees that it shall not, and shall take all such actions as are necessary and appropriate to ensure that the Partnership's and General Partner's Affiliates and Permitted Confidants shall not, directly or indirectly, copy, disclose, misuse, misappropriate or reverse engineer or otherwise appropriate or make use of in any manner the investment and trading strategies, systems, algorithms, models, techniques, methods, policies, programs, positions, investments and analyses previously, currently or hereafter used by the Advisor in the conduct of its business including all data, details, components, specifications, codes, formulae, know-how (technical or otherwise), electronic data processing systems, computer software programs and computer hardware systems relating to the foregoing, and all embodiments, articulations, applications, expressions and reproductions of any of the foregoing including, without limitation, documents, notes, print-outs, work papers, charts, diskettes, tapes and manuals. The Partnership and the General Partner shall not, directly or indirectly, induce, encourage, procure or suggest that any other person takes any action, or in any manner assist any other person in taking any action, that the Partnership and the General Partner would be prohibited from taking pursuant to this Section 11.

(c) The provisions of this Section 11 shall survive the termination or the expiration of this Agreement.

12. **Complete Agreement**. This Agreement and an agreement between the parties relating to fund raising capacity and limited marketing exclusivity, shall constitute the entire agreement between the Advisor, the General Partner and the Partnership and no other agreement, verbal or otherwise, shall be binding upon the parties to this Agreement.

13. **Assignment and Successors**. This Agreement may not be assigned nor the duties hereunder delegated by any party without the express written consent of the other parties. This Agreement is made solely for the benefit of, and shall be binding upon the parties and their respective successors and assigns, and no other person shall have any right or obligation under it.

14. **Amendment**. This Agreement may not be amended except by the written instrument signed by the parties.

15. **Notices**. All notices required to be delivered under this Agreement shall be sent by facsimile transmission with hard copy then sent by express courier or by registered or certified mail, postage prepaid, return receipt requested, to (i) the Advisor at Quantitative Investment Management,

LLC, 401 East Market Street, Suite 104, Charlottesville, Virginia 22902 and (ii) the General Partner or the Partnership, c/o Altegris Portfolio Management, Inc., 1202 Bergen Parkway, Suite 212, Evergreen CO 80439, or to any other address and facsimile designated by the party to receive the same by written notice similarly given.

16. **Notice of Threatened, Pending or Completed Actions, Suits or Proceedings.**

(a) The General Partner will give written notice to the Advisor of (i) any threatened, pending or completed action, suit or proceeding to which the Partnership or the General Partner was or is a party or is threatened to be a party and (ii) any judgments or amounts paid by the Partnership or the General Partner in settlement in connection with any such threatened, pending or completed action, suit or proceeding. Such notice will be provided immediately if the action is related to the Partnership; however notice of any action that is not related to the Partnership will be provided concurrently with the notice provided to all clients of the General Partner, consistent with the General Partner's duties and contractual obligations.

(b) The Advisor will give written notice to the General Partner of any material, (i) threatened, pending or completed action, suit or proceeding to which the Advisor was or is a party or is threatened to be a party and (ii) any judgments or amounts paid by the Advisor in settlement in connection with any such threatened, pending or completed action, suit or proceeding. Such notice will be provided immediately if the action is related to the Partnership; however notice of any action that is not related to the Partnership will be provided concurrently with the notice provided to all clients of the Advisor, consistent with the Advisor's duties and contractual obligations.

(c) Written notices required to be given pursuant to this section shall contain all pertinent information concerning the threatened, pending or completed action, suit or proceeding and, in the case of any pending or completed action, suit or proceeding related to the Partnership, shall include a copy of the complaint, petition or similar documents asserting a claim.

(d) The General Partner, the Partnership and the Advisor agree to use their best efforts to maintain the confidentiality of notices received pursuant to this Section 16 and agree not to disclose the contents of such notices to persons other than their Affiliates, or except as may be required, in their good faith judgment, by any applicable Law.

17. **Governing Law. Consent to Jurisdiction**. Each of the parties irrevocably:

(a) consents to any suit, action or proceeding with respect to this Agreement being brought in the jurisdiction where the respondent maintains its principal place of business; ;

(b) waives to the fullest extent permitted by the law governing this Agreement any objection that it may have now or hereafter to the laying of the venue of any such suit, action or proceeding under clause (a) above in any such court and any claim that any such suit, action or proceeding under clause (a) above has been brought in an inconvenient forum;

(c) acknowledges the competence of any such court, submits to the jurisdiction of any such court in any such suit, action or proceeding and agrees that the final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in the courts of the jurisdiction in which such entity's or person's principal office or residence is located, subject to any provision of the law of such jurisdictions or general applicability relating to enforcement proceedings, and that a certified or exemplified copy of such final judgment shall be conclusive evidence of the fact and of the amount of its obligation, provided that service of process is effected upon it in the manner specified below or as otherwise permitted by law.

(d) to the extent that it has acquired or hereafter may acquire any immunity from the jurisdiction of any such court or from any legal process therein, waives such immunity to the fullest extent permitted by law and agrees not to assert by way of motion, as a defense or otherwise, in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of the above-named court, (ii) it is immune from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to it or its property or (iii) this Agreement or the subject matter hereof may not be enforced in or by such court;

(e) consents to the service of process in any such suit, action or proceeding in said courts by the mailing thereof by registered or certified mail, postage prepaid, to it at the address the parties agree to and specify in writing, or such other address as to which the server of such process shall have been notified by the recipient of such process in a written notice which makes reference to this Agreement; and

(f) agrees that this Agreement shall be deemed to be made under and construed in accordance with the law of the State of Delaware and shall be deemed to be made under and construed in accordance with the law of the State of Delaware without regard to its conflicts of laws or provisions.

Signatures on next page

APM - QIM FUTURES FUND, L.P.

By: ALTEGRIS PORTFOLIO MANAGEMENT, INC. its general partner

By: ______________________
Robert J. Amedeo, Vice-President

ALTEGRIS PORTFOLIO MANAGEMENT, INC.

By: ______________________
Robert J. Amedeo, Vice-President

QUANTITATIVE INVESTMENT, MANAGEMENT, LLC

By: ______________________
Title: Jaffray Woodriff
Chairman + CEO

APM - QIM FUTURES FUND, L.P.

TRADING AUTHORIZATION

Quantitative Investment Management, LLC

Gentlemen:

APM -QIM Futures Fund, L.P. does hereby make, constitute and appoint you as its attorney-in-fact to purchase and sell Commodity Interests in accordance with the Advisory Contract between us dated October 6, 2009 through Newedge USA, LLC or such other futures commission merchant as designated by the Partnership's General Partner.

Very truly yours,

APM - QIM FUTURES FUND, L.P.

By: Altegris Portfolio Management, Inc.
its General Partner

By: ______________________
Robert J. Amedeo, Vice President

CHI01/25369923.2